AGREEMENT AND PLAN OF SHARE EXCHANGE

     This Agreement and Plan of Share Exchange (the "Agreement"), dated as of the 14th day of July, 1998, by and between Balanced Living, Inc., a Colorado corporation ("LIVING") and The Balanced Woman, Inc., a Colorado corporation ("WOMAN") and the shareholders of WOMAN ("Shareholders"), who execute this Agreement and the Investment Letter as set forth in Exhibit A of this Agreement, with reference to the following:

A. LIVING is a privately held corporation organized under the laws of Colorado on July 1, 1998. LIVING has authorized capital stock of 60,000,000 shares, $.0001par value, 50,000,000 Common Stock and 10,000,000 Preferred Stock. There are 100,000 common shares outstanding.

B. WOMAN is a privately held corporation organized under the laws of the State of Colorado, on January 26, 1998. WOMAN has authorized capital stock of 60,000,000 shares, including 50,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock. There are 500,000 common shares outstanding.

C. The respective Boards of Directors of LIVING and WOMAN have deemed it advisable and in the best interests of LIVING and WOMAN that WOMAN be acquired by LIVING, pursuant to the terms and conditions set forth in this Agreement.

D. LIVING and WOMAN propose to enter into this Agreement which provides among other things that all of the outstanding shares of WOMAN be acquired by LIVING, in exchange for shares of LIVING and such additional items as are more fully described in the Agreement.

E. The parties desire the transaction to qualify as a tax-free organization under Section 368(a)(1)(B) of the internal Revenue Code of 1986, as amended.

           NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                THE ACQUISITION

1.1 At the Closing, a total of 500,000 common shares, which represents all of the outstanding shares of WOMAN, shall be acquired by LIVING in exchange for 500,000 shares of LIVING common stock which shall be issued to the WOMAN shareholders as set forth on the signature page of this Agreement.

1.2 At the Closing, the WOMAN shareholder will deliver certificates for the outstanding shares of WOMAN, duly endorsed so as to make LIVING the sole holder thereof, free and clear of all claims and encumbrances and LIVING shall deliver a transmittal letter directed to the transfer agent of LIVING directing the issuance of shares to the shareholder of WOMAN set forth on the signature page of this Agreement.

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1.3 Following the Share Exchange, there will be a total of 600,000 shares of common stock, $.001 par value issued and outstanding in LIVING.

1.4 In connection with the share exchange contemplated by this Agreement, LIVING will issue and deliver warrants and options on LIVING common stock in exchange for any and all warrants and options on WOMAN common stock now issued and outstanding. Such LIVING warrants and options will be identical in terms and substance to the WOMAN warrants and options.

                                  ARTICLE 2
                                 THE CLOSING

2.1 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of Ray, Quinney & Nebeker, 79 South Main Street, Salt Lake City, Utah 84145-0385 at 10:00 a.m., on July 14, 1998, or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                  ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF LIVING

    LIVING and its officers and directors hereby represent and warrant to WOMAN as follows:

3.1 LIVING shall deliver to WOMAN, on or within a reasonable time after Closing, each of the following:

(a) Financial Statements. Financial statements of LIVING, including, but not limited to, balance sheet and income statement as of June 30, 1998. (Schedule A)

(b) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which LIVING is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by LIVING (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve (12) months period ended June 30, 1998, or any consecutive 12-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such 12-month period. (Schedule B)

(c) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of LIVING for the repayment of borrowed money. (Schedule C)

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

(d) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of LIVING together with all amendments thereto to the date hereof. (Schedule D)

(e) Shareholders. A complete list of all persons or entities holding capital stock of LIVING or any rights to subscribe for, acquire, or receive shares of the capital stock of LIVING (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule E)

(f) Officers and Directors. A complete and current list of all officers and Directors of LIVING. (Schedule F)

(g) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of LIVING who received $1,000.00 or more in aggregate compensation from LIVING whether in salary, bonus or otherwise, during the last 12 months, or who is presently scheduled to receive from LIVING salary in excess of $1,000.00 during the year ending December 31, 1998, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule G)

(h) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of LIVING threatened, which may materially and adversely affect LIVING. (Schedule H)

(i) Tax Returns. Accurate copies of all federal and state tax returns for LIVING for the last fiscal year. (Schedule I)

(j) Jurisdictions Where Qualified. A list of all jurisdictions wherein LIVING is qualified to do business and is in good standing. (Schedule J)

(k) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which LIVING may have. (Schedule K)

3.2 Organization, Standing and Power. LIVING is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite corporate power to own or lease its properties and carry on its businesses as is now being conducted.

3.3 Qualification. LIVING is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which LIVING is duly qualified and licensed as a foreign corporation, are shown in Schedule J.

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

3.4 Capitalization of LIVING. The authorized capital stock of LIVING consists of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value, of which the only shares issued and outstanding are 100,000 shares of common stock issued to the shareholders listed on Schedule E, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the LIVING stock.

3.5 Authority. The execution delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of LIVING. This Agreement constitutes the valid and binding obligation of LIVING enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by LIVING and the execution and delivery of this Agreement and the consummation of the tranactions contemplated by this Agreement shall not result in any breach of any terms or provisions of LIVING Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which LIVING is a party or is bound.

3.6 Absence of Undisclosed Liabilities. LIVING has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

3.7 Absence of Changes. Since June 30, 1998, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of LIVING, except for changes resulting from completion of transactions described in Section 5.1.

3.8 Tax Matters. All taxes and other assessments and levies which LIVING is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by LIVING in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.6 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by LIVING income or business prior to the Closing Date.

3.9 Options, Warrants, Etc. There are no outstanding options, warrants, calls, commitments or agreements of any character to which LIVING or its shareholders are a party or by which LIVING or its shareholders are bound calling for the issuance of shares of capital stock of LIVING or securities representing the right to purchase or receive any such capital stock of LIVING.

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

3.10 Title to Assets. Except for liens set forth in Schedule C, LIVING is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of any mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11 Agreements in Force and Effect. All material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which LIVING is a party are valid and in full force and effect on the date hereof and LIVING has not breached any material provision of, and is not in default in any material respect under the terms of any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of LIVING.

3.12 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either LIVING or the shareholders thereof threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of LIVING. LIVING has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13 Governmental Regulation. To the knowledge of LIVING, the company is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of LIVING.

3.14 Accuracy of Information. No representation or warranty by LIVING contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to WOMAN pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statement contained herein or therein not misleading.

3.15 Subsidiaries. LIVING does not currently have any subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

3.16 Consents. No consent or approval of, or registration, qualification or filing with any governmental authority or other person is required to be obtained or accomplished by LIVING or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.17 Improper Payments. Neither LIVING, nor any person acting on behalf of LIVING has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of LIVING, (b) any customer, supplier or competitor of LIVING or employee of such customer, supplier or competitor, for the purpose of obtaining, retailing or directing business for LIVING, or (c) any political party or any candidate for elective political office nor has any fund or other asset of LIVING been maintained that was not fully and accurately recorded on the books of account of LIVING.

3.18 Copies of Documents. LIVING has made available for inspection and copying to WOMAN and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF WOMAN

    WOMAN and its Officers and Directors hereby represent and warrant to LIVING as follows:

4.1 WOMAN shall deliver to LIVING, on or within a reasonable time after Closing, each of the following:

(a) Financial Statements. Balance sheet and income statement of WOMAN as of June 30, 1998. (Schedule AA)

(b) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which WOMAN is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by WOMAN (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve (12) months period ended June 30, 1998, or any consecutive 12-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such 12-month period. (Schedule BB)

(c) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of WOMAN for the repayment of borrowed money. (Schedule CC)

(d) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of WOMAN, together with all amendments thereto to the date hereof. (Schedule DD)

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

(e) Shareholders. A complete list of all persons or entities holding capital stock of WOMAN or any rights to subscribe for, acquire, or receive shares of the capital stock of WOMAN (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule EE)

(f) Officers and Directors. A complete and current list of all officers and Directors of WOMAN. (Schedule FF)

(g) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of WOMAN who received $1,000 or more in aggregate compensation from WOMAN whether in salary, bonus or otherwise, during the 12 months ended June 30, 1998, or who is presently scheduled to receive from WOMAN a salary in excess of $1,000.00 during the year ending December 31, 1998, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employee listed according to departments. (Schedule GG)

(h) Litigation. A complete and accurate list (in all material respects) of all material civil criminal administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of WOMAN threatened, which may materially and adversely affect WOMAN. (Schedule HH)

(i) Tax Returns. Accurate copies of all Federal and State tax returns for WOMAN, for the last fiscal year. (Schedule II)

(j) Jurisdictions Where Qualified. A list of all jurisdictions wherein WOMAN is qualified to do business and is in good standing. (Schedule JJ)

(k) Employee and Consultant Contracts. A complete and accurate list of an employee and consultant contracts which WOMAN may have. (Schedule KK)

4.2 Organization, Standing and Power. WOMAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.3 Qualification. WOMAN is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which WOMAN is duly qualified and licensed as a foreign corporation, is shown in Schedule JJ.

4.4 Capitalization of WOMAN. The authorized capital stock of WOMAN consists of 60,000,000 shares of Capital Stock, 50,000,000 which are Common Stock, par value $0.001 and 10,000,000 of which are preferred stock, of which the only shares issued and outstanding are 500,000 shares of Common Stock issued to the shareholder listed on Schedule EE, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the WOMAN stock.

4.5 Authority. The execution delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of WOMAN. This Agreement constitutes the valid and binding obligation of WOMAN enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by WOMAN and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of WOMAN Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which WOMAN is a party or is bound.

4.6 Absence of Undisclosed Liabilities. WOMAN has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.7 Absence of Changes. Since June 30, 1998, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of WOMAN, except for changes resulting from completion of transactions described in Section 5.1.

4.8 Tax Matters. All taxes and other assessments and levies which WOMAN is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by WOMAN in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section
4.6 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by WOMAN income or business prior to the Closing Date.

4.9 Options, Warrants, Etc. There are no outstanding options, warrants, calls, commitments or agreements of any character to which WOMAN or its shareholders are a party or by which WOMAN or its shareholders are bound, or area party, calling for the issuance of shares of capital stock of WOMAN or any securities representing the right to purchase or receive any such capital stock of WOMAN.

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

4.10 Title to Assets. Except for liens set forth in Schedule CC, WOMAN is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by them and all other property and assets are free and clear of any mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11 Agreements in Force and Effect. All material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which WOMAN is a party are valid and in full force and effect on the date hereof and WOMAN has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of WOMAN.

4.12 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of WOMAN or the shareholders thereof threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect WOMAN' properties, business or income of WOMAN. WOMAN has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13 Governmental Regulation. To the knowledge of WOMAN, the company is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of WOMAN.

4.14 Accuracy of Information. No representation or warranty by WOMAN contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to LIVING pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statement contained herein or therein not misleading.

4.15 Subsidiaries. WOMAN does not have any subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.16 Consents. No consent or approval of, or registration, qualification or filing with any governmental authority or other person is required to be obtained or accomplished by WOMAN or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

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

4.17 Improper Payments. No person acting on behalf of WOMAN has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of WOMAN, (b) any customer, supplier or competitor of WOMAN or employee of such customer, supplier or competitor, for the purpose of obtaining, retailing or directing business for WOMAN, or (c) any political party or any candidate for elective political office nor has any fund or other asset of WOMAN been maintained that was not fully and accurately recorded on the books of account of WOMAN.

4.18 Copies of Documents. WOMAN has made available for inspection and copying to LIVING and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement.

4.19 Investment Intent of Shareholders. Each shareholder of WOMAN represents and warrants to LIVING that the shares of LIVING being acquired pursuant to this Agreement are being acquired for her own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                 ARTICLE 5
   CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE ACQUISITION

5.1 Conduct and Transactions of LIVING. During the period from the date hereof to the date of Closing, LIVING shall:

(a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations a they mature, complying with any applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

(b) Maintain its records and books of account in a manner that fairly and correctly reflect its income, expenses, assets and liabilities.

5.2 LIVING shall not during such period, except in the ordinary course of business, without the prior written consent of WOMAN:

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Issue, reissue or sell or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent more than $1,000;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any capital expenditures.

5.3 Conduct and Transactions of WOMAN. During the period from the date hereof to the date of Closing, WOMAN shall:

(a) Obtain an investment letter from each shareholder of WOMAN in a form substantially like that attached hereto as Exhibit A.

(b) Conduct the operations of WOMAN in the ordinary course of business.

5.4 WOMAN shall not during such period, except in the ordinary course of business, without the prior written consent of LIVING:

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of WOMAN;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any material capital expenditures;

(k) Allow any of the foregoing actions to be taken by any subsidiary of WOMAN.

                                  ARTICLE 6
                             RIGHTS OF INSPECTION

6.1 During the period from the date of this Agreement to the date of Closing of the acquisition, LIVING and WOMAN agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of LIVING or WOMAN, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner s not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, LIVING and WOMAN will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

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                                  ARTICLE 7
                            CONDITIONS TO CLOSING

7.1 Conditions to Obligations of LIVING. The obligation of LIVING to perform this Agreement is subject to the satisfaction of the following conditions on or within a reasonable time after Closing unless waived in writing by WOMAN.

7.2 Representations and Warranties. There shall be no information disclosed in the schedules delivered by LIVING which in the opinion of WOMAN would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of LIVING set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(a) Performance of Obligations. LIVING shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and LIVING shall have complied in all material respects with the course of conduct required by this Agreement.

(b) Corporate Action. Minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for WOMAN that LIVING submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(c) Consents. Execution of this Agreement by the shareholders of LIVING and any consents necessary for or approval of any party on any Schedule delivered by LIVING whose consent or approval is required pursuant thereto shall have been obtained.

(d) Financial Statements. WOMAN shall have been furnished with financial statements of LIVING including, but not limited to, balance sheets and profit and loss statements as of June 30, 1998. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of LIVING as of June 30, 1998.

(e) Statutory Requirements. All statutory requirements for the valid consummation by LIVING of the transactions contemplated by this Agreement shall have been fulfilled.

(f) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by LIVING for consummation of the transactions contemplated by this Agreement shall have been obtained.

(g) Changes in financial Condition of LIVING. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of LIVING, except expenditures in furtherance of this Agreement.

(h) Absence of Pending Litigation. LIVING is not engaged in or threatened with any suit, action, or legal administrative or other proceedings or governmental investigations pertaining to this Agreement or the condition of the transactions contemplated hereunder.

(i) Authorization for Issuance of Stock. WOMAN shall have received in form and substance satisfactory to counsel for WOMAN a letter instructing and authorizing the Registrar and Transfer agent for the shares of common stock of LIVING to issue stock certificates representing ownership of LIVING common stock to the shareholders of WOMAN in accordance with the terms of this Agreement.

7.3 Conditions to Obligations of WOMAN. The obligation of WOMAN to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by LIVING

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by WOMAN which in the opinion of LIVING would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of WOMAN set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. WOMAN shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and WOMAN shall have complied in all material respects with the course of conduct required by this Agreement.

(c) Corporate Action. Minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for LIVING that WOMAN submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by WOMAN, whose consent or approval is required pursuant thereto, shall be have been obtained.

(e) Financial Statements. LIVING shall have been furnished with an internal unaudited balance sheet and income statement of WOMAN for the period ended June 30, 1998. Such financial statements shall fairly and accurately present the financial position of WOMAN as of June 30, 1998.

(f) Statutory Requirements. All statutory requirements for the valid consummation by WOMAN of the transactions contemplated by this Agreement shall have been fulfilled.

(g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by WOMAN for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h) Employment Agreements. Existing WOMAN employment agreements will have been delivered to counsel for LIVING.

(i) Changes in Financial Condition of WOMAN. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of WOMAN, except expenditures in furtherance of this Agreement.

(j) Absence of Pending Litigation. WOMAN is not engaged in or threatened with any suit, action, or legal administrative or other proceedings or governmental investigations pertaining to this Agreement or the condition of the transactions contemplated hereunder.

                                  ARTICLE 8
                         MATTERS SUBSEQUENT TO CLOSING

8.1 Covenant of Further Assurance. The parties covenant and agree that they shall, from time o time, execute an deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                 ARTICLE 9
                  NATURE AND SURVIVAL OF REPRESENTATIONS

9.1 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by LIVING or WOMAN pursuant hereto, or otherwise adopted by LIVING, by its written approval or by WOMAN by its written approval or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by LIVING or WOMAN as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

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                                ARTICLE 10
         TERMINATION OF AGREEMENT AND ABANDONMENT OF SHARE EXCHANGE

10.1 Termination. Anything here into the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the closing date as follows:

(a) By mutual written consent of the Boards of Directors of LIVING and WOMAN.

(b) By the Board of Directors of LIVING if any of the conditions set forth in Section 7.2 shall not have been satisfied.

(c) By the board of Directors of WOMAN if any of the conditions set forth in
Section 7.1 shall not have been satisfied.

10.2 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the Share Exchange are terminated and abandoned pursuant to this Article 10 hereof this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                               ARTICLE 11
                 EXCHANGE OF SHARES; FRACTIONAL SHARES

11.1 Exchange of Shares. At the Closing, LIVING shall issue a letter to the transfer agent of LIVING with a copy of the resolution of the Board of Directors of LIVING authorizing and directing the issuance of LIVING shares as set forth on the signature page of this Agreement.

11.2 Restrictions on Shares Issued to WOMAN. Due to the fact that WOMAN will receive shares of LIVING common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of LIVING contain the following legend:

      The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required.

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                                 ARTICLE 12
                               MISCELLANEOUS

12.1 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado excluding the conflicts of laws.

12.2 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail postage prepaid, certified or registered, return receipt requested, and addressed to the parties' last known address which addresses are currently as follows:

If to "LIVING"                      If to "WOMAN"

BALANCED LIVING, INC                THE BALANCED WOMAN, INC.
10920 South 1700 East               6375 South Highland Drive, Suite D
Sandy, UTAH   84092                 Salt Lake City, Utah  84121

12.3 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this agreement may be waived in writing at any time by the party which is entitled to the benefits thereof such waiver right shall include, but not be limited to, the right of either party to:

(a) Extend the time for the performance of any of the obligations of the other;

(b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c) Waiver compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the board of directors of such party.

12.4 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by LIVING or WOMAN shall not constitute a waiver of the right to pursue other available remedies.

12.5 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.6 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of LIVING and WOMAN.

12.7 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.8 Each Party to Bear Its Own Expense. LIVING and WOMAN shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.9 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

BALANCED LIVING, INC.

By: __________________________
           President


THE BALANCED WOMAN, INC.



By: ________________________
           President


THE BALANCED WOMAN SHAREHOLDERS:



_______________________________
ROSE N. BLACKHAM
250,000 SHARES OF COMMON STOCK



_______________________________
JEANNENE N. BARHAM
250,000 SHARES OF COMMON STOCK

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